EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF 12% SENIOR SECURED NOTES DUE MARCH 17, 2005

OF

TRANS WORLD CORPORATION

IN EXCHANGE FOR
22,640 SHARES OF COMMON STOCK
OR
$1,000 PRINCIPAL AMOUNT OF
VARIABLE RATE PROMISSORY
NOTES DUE 2009
OF
TRANS WORLD CORPORATION

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        As set forth under "The Note Exchange Offer—Guaranteed Delivery" in the Prospectus, dated                        , 2002 (the "Prospectus"), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined herein) if certificates representing the 12% Senior Secured Notes due March 17, 2005 (the "Notes") are not immediately available, prior to the Expiration Date (as described in the Prospectus) or if time will not permit the original Note certificates and all required documents to reach Continental Stock Transfer & Trust Company (the "Exchange Agent") prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

THE EXCHANGE AGENT FOR THE OFFER IS:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY MAIL:	BY OVERNIGHT DELIVERY:	BY HAND DELIVERY:
Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Reorganization Department	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Reorganization Department	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Reorganization Department

FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):
(212) 616-7610

CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY:
1-800-509-4000 (ext. 536)

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Trans World Corporation, a Nevada corporation, upon the terms and subject to the conditions set forth in the Prospectus, the Agreement and Plan of Recapitalization (the "Agreement") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal.

Dated:
Signature(s) of Record Holder(s) or Authorized Signatory:
Name(s) of Record Holder(s):
Address(es):
Area Code and Telephone Number(s):
Certificate Numbers (If Available):
Principal Amount of Notes Tendered:
Account Number(s) (If Applicable):	(Please Print or Type)

THE GUARANTEE BELOW MUST BE COMPLETED

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agent's Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an "Eligible Institution"), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the Notes tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Agreement, Letter of Transmittal (or a properly completed and manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Prospectus, Agreement or Letter of Transmittal, within three (3) Nasdaq National Market trading days of the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the executed Agreement, Letter of Transmittal, certificates for the Notes and other required documentation to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:

Area Code and Telephone Number:
Authorized Signature:
Title:
Name:
Dated:
(PLEASE PRINT OR TYPE)

NOTE: DO NOT SEND CERTIFICATES FOR THE NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.